STEINER LEISURE LIMITED

2004 EQUITY INCENTIVE PLAN

1. PURPOSE.

The purpose of the Steiner Leisure Limited 2004 Equity Incentive Plan (hereinafter referred to as this "Plan") is to (i) assist Steiner Leisure Limited (the "Company") in attracting and retaining highly qualified officers, key employees, directors and consultants for the successful conduct of its business; (ii) provide incentives and rewards for persons eligible for Awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals; and (iii) allow persons receiving Awards to participate in the growth of the Company.

2. DEFINITIONS .

2.1. " Award " has the meaning set forth in Section 5.1.

2.2. " Award Agreement " has the meaning set forth in Section 5.1.

2.3. " Board " means the Board of Directors of the Company.

2.4. " Cause ," as a basis for termination of employment, means "cause" (or any similar term) as defined in an applicable employment agreement with the Company or any Subsidiary, with respect to any Employee that is a party to an employment agreement and, with respect to other Employees, means termination based on an act or omission of an Employee determined by a supervisor of the Employee or other management personnel of the Company or the Subsidiary in question to be an appropriate basis for termination.

2.5. " Change in Control " A Change in Control of an entity shall be deemed to occur if any of the following circumstances have occurred:

(i) any transaction as a result of which a change in control of the entity would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the entity is then subject to such reporting requirement, otherwise than through an arrangement or arrangements consummated with the prior approval of the entity's board or directors;

(ii) any "person" or "group" within the meaning of Sections 13(d) and
14(d)(2) of the Exchange Act (a) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 20% of the then outstanding voting securities of the entity, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the entity's board of directors or (b) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the entity or for any other matter or question, more than 20% of the then outstanding voting securities of the entity, otherwise than through an arrangement or arrangements consummated with the prior approval of the entity's board of directors;

(iii) with respect to the Company, during any period of 24 consecutive months (not including any period prior to the adoption of this Plan), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who, at the beginning of such consecutive 24 month period, were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

(iv) any "person" or "group" within the meaning of Sections 13(d) and
14(d)(2) of the Exchange Act that is the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of 20% or more of the then outstanding voting securities of the entity commences soliciting proxies; and

(v) with respect to a particular Employee, there occurs a "change in control," as such term is defined under any employment agreement or service agreement between the Company or any direct or indirect Subsidiary thereof and such Employee, entered into before or after the date of adoption of this Plan (a "Change in Control Agreement"), which provides for, upon such change in control, the acceleration of the vesting of Share Options or otherwise affects Awards that may be made under this Plan; provided, however, that this Section 2.2.(v) applies only with respect to the Award or Awards accelerated, or otherwise affected by such change in control under such Change in Control Agreement.

2.6. " Code " means the United States Internal Revenue Code of 1986, as currently in effect or hereafter amended.

2.7. " Covered Employee shall mean a "covered employee" as defined in Section 162(m) of the Code.

2.8. " Committee " means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

2.9. " Disability " means "permanent and total disability" as defined in
Section 22(e)(3) of the Code.

2.10. " Employee " means any employee of the Company or any direct or indirect Subsidiary, including officers of the Company and any Subsidiary, as well as such officers who are also directors of the Company.

2.11. " Exchange Act " means the Securities Exchange Act of 1934, as amended.

2.12. " Exercise Payment " means a payment described in Section 8 upon the exercise of a Share Option.

2.13. " Fair Market Value " unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the mean of the high and low prices reported per Share on the applicable date (i) as quoted on the Nasdaq National Market or the Nasdaq Small Cap Market (each, a "Nasdaq Market") or (ii) if not traded on a Nasdaq Market, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Shares have not been quoted or reported, as the case may be, on such date, on the first day prior thereto on which the Shares were quoted or reported, as the case may be), except that in the case of a Share Appreciation Right that is exercised for cash during the first three (3) days of the ten (10) day period set forth in Section 7.4 of this Plan, "Fair Market Value" means the highest daily closing price per Share as reported on such Nasdaq Market or exchange during such ten (10) day period. Notwithstanding the foregoing, if a Share Appreciation Right is exercised during the sixty (60) day period commencing on the date of a Change in Control, the Fair Market Value for purposes of determining the Share Appreciation shall be the highest of (i) the Fair Market Value per Share, as determined under the preceding sentence; (ii) the highest Fair Market Value per Share during the ninety (90) day period ending on the date of exercise of the SAR; (iii) the highest price per Share shown on Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the

Exchange Act by any person holding 20% of the combined voting power of the Company's then outstanding voting securities; or (iv) the highest price paid or to be paid per Share pursuant to a tender or exchange offer as determined by the Committee. If the Shares are not reported or quoted on a Nasdaq Market or a national securities exchange, its Fair Market Value shall be as determined in good faith by the Committee.

2.14. " Fiscal Year " means the fiscal year then being utilized by the Company for accounting purposes.

2.15. " Incentive Share Option " or "ISO" means any Share Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

2.16. " Non-qualified Share Option " means any Share Option granted to a Participant pursuant to this Plan, which is not an ISO.

2.17. " Option Price " means the purchase price of one Share upon exercise of a Share Option.

2.18. " Performance Award " means an Award described in Section 10 of this Plan.

2.19. " Performance Based Exception " shall mean the exception for qualified performance-based compensation from the deduction limitations of Code Section 162(m).

2.20. " Performance Goals " shall mean the performance goals that a Participant must satisfy to receive payment of a Performance Award as determined in accordance with Section 10 of the Plan.

2.21. " Reorganization " shall be deemed to occur with respect to an entity if that entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if the entity in question, the Company or a Subsidiary is the surviving entity.

2.22. " Retirement " means termination of employment with the Company by an Employee reaching the age of 55, and having had ten years of continuous service with the Company or a subsidiary.

2.23. " Restricted Shares " means Shares subject to restrictions on the transfer of such Shares, conditions of forfeitability of such Shares or any other limitations or restrictions as determined by the Committee.

2.24. " Settlement Date " means, (i) with respect to any Share Appreciation Rights that have been exercised, the date or dates upon which cash payment is to be made to the Participant, or in the case of Share Appreciation Rights that are to be settled in Shares, the date or dates upon which such Shares are to be delivered to the Participant; (ii) with respect to Performance Awards, the date or dates upon which Shares are to be delivered to the Participant; (iii) with respect to Exercise Payments, the date or dates upon which payment thereof is to be made; and (iv) with respect to grants of Shares, including Restricted Shares, the date or dates upon which such Shares are to be delivered to the Participant, in each case determined in accordance with the terms of the grant (including any Award Agreement) under which any such Award was made.

2.25. " Share " or " Shares " means the common shares of the Company.

2.26. " Share Appreciation " means the excess of the Fair Market Value per Share over the Option Price of the related Share, as determined by the Committee.

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2.27. " Share Appreciation Right " or " SAR " means an Award that entitles a Participant to receive an amount described in Section 7.2.

2.28. " Share Option " or " Option " means an Award that entitles a Participant to purchase one Share for each Option granted.

2.29. " Subsidiary " shall mean any indirect or direct subsidiary of the Company whose financial statements are consolidated with the financial statements of the Company in accordance with generally accepted accounting principles.

3. PARTICIPATION.

The participants in this Plan ("Participants") shall be those persons who are selected to participate in this Plan by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or any Subsidiary.

4. ADMINISTRATION .

This Plan shall be administered and interpreted by a committee of two or more members of the Board appointed by the Board. Members of the Committee shall be "Non-Employee Directors" as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act, and "outside directors" for purposes of Code Section 162(m). All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of Awards to be made under this Plan; (ii) set the Option Price, the number of Options to be awarded and the number of Shares to be awarded out of the total number of Shares available for Awards; (iii) establish any applicable administrative regulations to further the purpose of this Plan; (iv) approve forms of Award agreements between a Participant and the Company; and (v) take any other action desirable or necessary to interpret, construe or implement the provisions of this Plan. Prior to the appointment of the Committee by the Board, or if the Committee shall not be in existence at any time during the term of this Plan, this Plan shall be administered and interpreted by the Board and, in such case, all references to the Committee herein shall be deemed to refer to the Board.

5. AWARDS .

5.1. Form of Awards . Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Share Options; (ii) Share Appreciation Rights; (iii) Exercise Payment rights; (iv) grants of Shares, including Restricted Shares; or (v) Performance Awards, provided, however, that ISOs may be granted only to employees of a "parent corporation" or "subsidiary corporation," as such terms are defined in Section 424 of the Code (collectively, "Awards"). The Committee may require that any or all Awards under this Plan be made pursuant to an agreement between the Participant and the Company (an "Award Agreement"). Such Award Agreements shall be in such form as the Committee may approve from time to time. The Committee may accelerate Awards and waive conditions and restrictions on any Awards to the extent it may deem appropriate.

5.2. Maximum Amount of Shares Available . The total number of Shares (including Restricted Shares, if any) granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 1,500,000. Solely for the purpose of computing the total number of Shares optioned or granted under this Plan, there shall not be counted any Shares which have been forfeited and any Shares covered by Options which, prior to such computation, have terminated in accordance with their terms or have been canceled by the Participant or the Company. The maximum number of Shares that may be subject to an Award granted to a Covered Employee during any Fiscal Year is 150,000.

5.3. Adjustment in The Event of Recapitalization, Etc. In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the shareholders, the Committee shall make such equitable adjustments in the number of Shares and prices per Share applicable to Options then outstanding and in the number of Shares which are available thereafter for Option Awards or other Awards, both under this Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of this Plan.

5.4. Reorganization or Change in Control . Unless otherwise provided in an Award Agreement, in the event of a Reorganization of the Company or a Change in Control of the Company, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that Awards shall terminate; provided that the Participant shall have the right, immediately prior to the occurrence of such Reorganization or Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, and/or (iii) that Awards shall terminate; provided that Participant shall be entitled to a cash payment equal to the excess of the aggregate fair market value (as determined in good faith by the Board) of the Shares subject to the Awards (to the extent then exercisable) over the aggregate Option Price. In the event that the Committee does not terminate an Award upon a Reorganization of the Company then each outstanding Award shall upon exercise thereafter entitle the holder thereof to such number of Shares or other securities or property to which a holder of Shares would have been entitled upon such Reorganization.

5.5. Change in Status of Subsidiary . Unless otherwise provided in an Award Agreement, in the event of a Change in Control or Reorganization of a Subsidiary, or in the event that a Subsidiary ceases to be a Subsidiary, the Board may, in its sole and absolute discretion, (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such Subsidiary may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of a Participant employed by such Subsidiary as terminated if such Participant is not employed by the Company or Subsidiary immediately after such event.

5.6. Dissolution or Liquidation . Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all Awards outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 5.6, each individual holding an Award shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Award in whole or in part, whether or not such Award was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to the Plan.

6. SHARE OPTIONS.

6.1. Grant of Award . The Company may award Options to purchase Shares, including Restricted Shares (hereinafter referred to as "Share Option Awards") to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Share Option Award, and designate in the grant whether a Participant is to receive an ISO or a Non-qualified Share Option.

6.2. Option Price . The Option Price per Share subject to a Share Option Award shall be specified in the grant, but, in no event shall be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per Share subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

6.3. Terms of Option . A Share Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision, and, during the Participant's lifetime, shall be exercisable only by the Participant. Non-qualified Share Options may be subject to such restrictions on transferability and exercise as may be provided for by the Committee in the terms of the grant thereof. A Share Option shall be of no more than ten (10) years' duration, except that an ISO granted to a Participant who, at the time of the grant, owns Shares representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years' duration. A Share Option shall vest in a Participant to whom it is granted and be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the grant, but, with respect to Employees, in no event less than one (1) year following the date of grant of such Award; (ii) the Participant's death; or (iii) a Change in Control.

6.4. Exercise of Option . A Share Option is only exercisable by a Participant while the Participant is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during a one-year period after a Participant's death, where the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance; (ii) during a three-month period commencing on the date of the Participant's termination of employment other than due to death, Disability, or by the Company or a Subsidiary for Cause; or (iii) during a one-year period commencing on the Participant's termination of employment on account of Disability. A Share Option may not be exercised pursuant to this paragraph after the expiration date of the Share Option. The foregoing is intended to comply with Section 422 under the Code. To the extent those requirements change, this Section 6.4 shall be deemed to be amended to reflect such change.

An Option may be exercised with respect to part or all of the Shares subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Shares for which an Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash (by certified or bank cashier's check), in whole Shares owned by the Participant prior to exercising the Option, in a combination of cash and such Shares or on such other terms and conditions as the Committee may approve. The value of any Share delivered in payment of the Option Price shall be its Fair Market Value on the date the Option is exercised.

6.5. Limitation Applicable to ISOs . The aggregate Fair Market Value (determined at the time such ISO is granted) of the Common Shares for which any individual may have an ISO which first became vested and exercisable in any calendar year (under all option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-Qualified Share Options.

7. SHARE APPRECIATION RIGHTS.

7.1. General . The Committee may, in its discretion, grant SARs to Participants who have received a Share Option Award. The SARs may relate to such number of Shares, not exceeding the number of Shares that the Participant may acquire upon exercise of a related Share Option, as the Committee determines in its discretion. Upon exercise of a Share Option by a Participant, the SAR relating to the Share covered by such exercise shall terminate. Upon termination or expiration of a Share Option, any unexercised SAR related to that Option shall also terminate. Upon exercise of SARs, such rights and the related Share Options, to the extent of an equal number of Shares, shall be surrendered to the Committee, and such SARs and the related Share Options shall terminate.

7.2. Exercise . Upon a Participant's exercise of some or all of the Participant's SARs, the Participant shall receive an amount equal to the value of the Share Appreciation for the number of SARs exercised, payable in cash, Shares, Restricted Shares, or a combination thereof, at the discretion of the Committee.

7.3. Form of Settlement . The Committee shall have the discretion to determine the form in which payment of an SAR will be made, or to permit an election by the Participant to receive cash in full or partial settlement of the SAR. Unless otherwise specified in the grant of the SAR, if a Participant exercises an SAR during the sixty (60) day period commencing on the date of a Change in Control, the form of payment of such SAR shall be cash, provided that such SAR was granted more than six (6) months prior to the date of exercise, and shall be Shares if such SAR was granted six (6) months or less prior to the date of the exercise. Settlement for exercised SARs may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

7.4. Restrictions on Cash Exercise . Except in the case of an SAR that was granted at least six (6) months prior to exercise and is exercised for cash during the sixty (60) day period commencing on the date of the Change in Control, any election by a Participant to receive cash in full or partial settlement of the SAR, as well as any exercise by a Participant of the Participant's SAR for such cash, shall be made only during the period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

7.5. Restrictions . An SAR is only vested, exercisable and transferable during the period when the Share Option to which it is related is also vested, exercisable and transferable, respectively. If the Participant is a person subject to Section 16 of the Exchange Act, the SAR may not be exercised within six (6) months after the grant of the related Share Option, unless otherwise permitted by law.

8. EXERCISE PAYMENTS .

The Committee may grant to Participants holding Share Options the right to receive payments in connection with the exercise of a Participant's Share Options ("Exercise Payments") relating to such number of Shares covered by such Share Options, and subject to such restrictions and pursuant to such other terms as the Committee may determine. Exercise Payments shall be in an amount determined by the Committee in its discretion, which amount shall not be greater than 60% of the excess of the Fair Market Value (as of the date of exercise) over the Option Price of the Shares acquired upon the exercise of the Option. At the discretion of the Committee, the Exercise Payment may be made in cash, Shares, including Restricted Shares, or a combination thereof.

9. GRANTS OF SHARES .

9.1. General . The Committee may grant, either alone or in addition to other Awards granted under this Plan, Shares (including Restricted Shares) to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted Shares or Restricted Shares under this Plan to allow such Participant to satisfy tax obligations arising out of receipt of such Shares or Restricted Shares.

9.2. Restricted Share Terms . Awards of Restricted Shares shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specified business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited; provided, however, that with respect to Restricted Shares granted to Covered Employees, any performance measures that the Restricted Share are subject to shall be Performance Goals. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 9 prior to the date on which any applicable restriction established by the Committee lapses. The Participant shall have, with respect to Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any dividends, unless the Committee shall otherwise provide in the grant of such Restricted Shares. Restricted Shares may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed. Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited without compensation to the Participant unless otherwise provided in the grant of such Restricted Shares.

The Committee shall impose such restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals.

10. PERFORMANCE AWARDS.

The Committee may grant, either alone or in addition to other Awards granted under this Plan, Awards of Shares based on the attainment, over a specified period, of individual Performance Goals as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an Award if the measures of performance established by the Committee are met. The Committee, shall determine the times at which Performance Awards are to be made and all conditions of such Awards. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 10 prior to the date on which any applicable restriction or performance period established by the Committee lapses. Performance Awards may be paid in Shares, Restricted Shares or other securities of the Company, cash or any other form of property that the Committee shall determine. Unless otherwise provided in the Performance Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive a Performance Award, unless the Participant dies, has reached Retirement or incurs a Disability or under such other circumstances as the Committee may determine.

11. PERFORMANCE GOALS.

"Performance Goals" means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, the Company's and/or a Subsidiary's or other operational unit's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company's and/or a Subsidiary's or other operational unit's after-tax or pre-tax profits including, without limitation, that attributable to the Company's and/or a Subsidiary's or other operational unit's continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company's and/or a Subsidiary's or other operational unit's operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company's and/or a Subsidiary's or other operational unit's operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company's and/or a Subsidiary's or other operational unit's long-term or short-term public or private debt or other similar financial obligations of the Company and/or Subsidiary or other operational unit, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company's and/or a Subsidiary's or other operational unit's continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company's and/or a Subsidiary's or other operational unit's net sales, revenues, net income or net earnings or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company's and/or a Subsidiary's or other operational unit's return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company's and/or a Subsidiary's or other operational unit's after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Shares; (xi) the growth in the value of an investment in the Shares assuming the reinvestment of dividends; and (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). Further, the Performance Goals may be based upon the attainment by the Company and/or a Subsidiary or other operational unit thereof of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

12. GENERAL PROVISIONS.

12.1. Assignment . Any assignment or transfer of any Awards granted under this Plan may be effected only if such assignment or transfer does not violate the terms of the Award or this Plan.

12.2. No Separate Monies . Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

12.3. No Employment Rights . Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment between a Participant and the Company.

12.4. Governing Law . This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws.

12.5. Headings . The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

13. AMENDMENT, SUSPENSION OR TERMINATION.

13.1. General Rule . Except as otherwise required under applicable rules of a Nasdaq Market or a securities exchange or other market where the securities of the Company are traded or applicable law, the Board may suspend, terminate or amend this Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the United States federal income tax laws and other applicable laws, without the approval of the Company's shareholders or Participants; provided, however, that no such action shall adversely affect any Awards previously granted to a Participant without the Participant's consent.

13.2. Compliance With Rule 16b-3 . With respect to any person subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fails to so comply, it shall be deemed null and void.

14. EFFECTIVE DATE AND DURATION OF PLAN.

This Plan shall be effective on the date this Plan is approved by the Company's shareholders (the "Effective Date") in accordance with applicable law. No Award shall be granted under this Plan after the day prior to the tenth anniversary of the Effective Date.

15. TAX WITHHOLDING.

The Company shall have the right to (i) make deductions from any settlement of an Award, including delivery or vesting of Shares, or require that Shares or cash, or both, be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any foreign, federal, state or local taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied and may permit Shares (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of such Shares as of the Settlement Date of the applicable Award.